UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 30, 2022, Sabre Corporation (“Sabre,” “we,” “us,” or “our”) provided the following key volume metrics update:

In March 2022 (through March 28, 2022), versus the same period in 2019:

•	Our gross air bookings recovered to approximately 48%,

•	Net air bookings recovered to approximately 50%,

•	Passengers boarded recovered to approximately 76%, and

•	Gross hotel central reservation system transactions recovered to approximately 105%.

While domestic and leisure bookings have continued to lead the recovery, international and corporate bookings have improved at an accelerating rate since January 2022. We expect the March 2022 recovery versus the same period in 2019 for both international and corporate bookings to be at their highest levels since the pandemic started in mid-March 2020. Geographically, the recovery has broadened, with all regions showing strong improvement from January 2022 to date.

The recovery in our key volume metrics versus 2019 levels is summarized in the chart below.

Additionally, we provided the following updates:

1.	We expect our first quarter 2022 net GDS bookings recovery as a percent of our first quarter 2019 net GDS bookings to be approximately 41%.

2.	Sabre’s Travel Solutions revenue generated in Russia in 2019 represented a low-single digit percentage of Sabre’s total 2019 Travel Solutions revenue.

[1]	7-Day moving average; calendar shifted; CRS transactions are community model only; data through March 28, 2022.

Forward-looking statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “estimate,” “trend,” “recovery,” “outlook,” “target,” “milestone,” “future,” “believe,” “plan,” “guidance “anticipate,” “will,” “forecast,” “continue,” “strategy,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, our ability to recruit, train and retain employees, including our key executive officers and technical employees, competition in the travel distribution market and solutions markets, exposure to pricing pressure in the Travel Solutions business, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines’ insolvency, suspension of service or aircraft groundings, failure to adapt to technological advancements, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, changes affecting travel supplier customers, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of any litigation and regulatory reviews and investigations, failure to comply with regulations, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the execution, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, adverse global and regional economic and political conditions, including, but not limited to, the effects of wars or hostilities, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks arising from global operations, risks related to our significant amount of indebtedness and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 30, 2022	By:	/s/ Douglas E. Barnett
	Name:	Douglas E. Barnett
	Title:	Executive Vice President and Chief Financial Officer